UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2017

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 652-0582 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, the board of directors (the “Board”) of Oil States International, Inc. (the “Company”) elected Robert “Bob” L. Potter as a member of the Board. The Company released a press release announcing the election of Mr. Potter, which is attached hereto as Exhibit 99.1. The election of Mr. Potter will increase the size of the Board to nine members. Mr. Potter will be a Class III Director with an initial term expiring at the Company’s annual meeting of stockholders in May 2019.

Mr. Potter is the retired President of FMC Technologies, Inc. (“FMC”), having held that position from August 2012 until his retirement in November 2013.  Mr. Potter joined FMC in 1973 after his graduation from Rice University.  He served in a number of sales, operations and management roles prior to his appointment in 2001 as Vice President of Energy Processing for FMC.  He was appointed Senior Vice President of Energy Processing and Global Surface Wellhead in 2007 and Executive Vice President of Energy Systems in 2010.

Mr. Potter is a former chairman of the board for the Petroleum Equipment Suppliers Association (“PESA”) and a former member of the board of directors of the National Ocean Industries Association (“NOIA”). Mr. Potter is a current member of the Council of Overseers for the Jones Graduate School of Business at Rice University.  Mr. Potter currently serves on the Board of Directors of Tidewater Inc.

Mr. Potter brings to the Board extensive experience in the energy and manufacturing industries.

The Board has determined that Mr. Potter qualifies as an independent director and meets the independence requirements under Section 303A.02 of the New York Stock Exchange Listed Company Manual. Mr. Potter has been appointed to serve on the Audit and Nominating & Corporate Governance Committees.

There are no understandings or arrangements between Mr. Potter and any other person pursuant to which Mr. Potter was selected to serve as a director of the Board. There are no relationships between Mr. Potter and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Potter will receive compensation for his services as director consistent with that provided to other non-management directors, as described the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

   99.1                   Press Release dated as of July 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

/s/ Lloyd A. Hajdik
Name:	Lloyd A. Hajdik
Title:	Executive Vice President, Chief Financial Officer and Treasurer

DATED: July 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of July 26, 2017.